UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Status of Investments in Real Estate

As of July 29, 2011, Industrial Income Trust Inc. (the “Company”) has acquired properties with an aggregate purchase price of approximately $654.9 million, comprised of 63 buildings totaling approximately 11.6 million square feet with 150 tenants in 11 markets, including five “value-add” buildings owned by the Company. The Company’s operating portfolio, which excludes the “value-add” buildings, consists of 136 tenants in 58 buildings with a weighted-average occupancy rate of approximately 95% and a weighted-average remaining lease term (based on square feet) of approximately 6.3 years. The estimated aggregate weighted-average purchase price capitalization rate for the operating portfolio is approximately 7.3%. The Company has financed its completed acquisitions with proceeds from its initial public offering and from debt financings.

Assuming that the Company completes the acquisitions currently under contract as of July 29, 2011, the Company will have acquired properties with an aggregate purchase price of approximately $921.6 million, comprised of 82 buildings totaling approximately 16.2 million square feet with 182 tenants in 12 markets. Assuming completion of the acquisitions currently under contract, the Company’s operating portfolio, which excludes the five “value-add” buildings, will have consisted of 168 tenants in 77 buildings with a weighted-average occupancy rate of approximately 98% and an aggregate average remaining lease term (based on square feet) of approximately 6.1 years. The Company’s operating portfolio would have an estimated aggregate weighted-average purchase price capitalization rate of approximately 7.1%. There is no assurance that the Company will consummate the acquisitions currently under contract.

Recent Real Estate Acquisition Activity

Acquisitions Under Contract

Set forth below is a description of a new acquisition that is not individually significant that became under contract subsequent to June 30, 2011:

Description	Date Entered Into Purchase and Sale Agreement	Percent Ownership	Expected Purchase Price	Rentable Square Feet	Occupancy Rate	Expected Completion Date
South San Francisco Distribution Center – Brisbane, California	July 18, 2011	100%	$8,450,000	87,000	100%	Third Quarter of 2011

The Company plans to fund the above acquisition using proceeds from the Company’s initial public offering and debt financing. The Company has not yet received financing commitments for this acquisition and there can be no assurances that the Company will be able to secure debt financing.

There is no assurance that the Company will be able to consummate this acquisition, and, if the acquisition is not completed, there are circumstances under which it may forfeit the deposit it has funded.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisitions under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to secure debt financing and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

July 29, 2011	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer and Treasurer

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